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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: October 16, 2000
                        (Date of earliest event reported)


                               NBC INTERNET, INC.
             (exact name of registrant as specified in its charter)


          DELAWARE                   COMMISSION FILE:            94-3333463
  (State or other jurisdiction          000-27899             (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 225 BUSH STREET
                             SAN FRANCISCO, CA 94104
          (Address of Principal executive offices, including zip code)

                                 (415) 375-5000
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

     On October 16, 2000, AllBusiness.com, LLC ("ABC"), a wholly-owned subsidiary of NBCi Internet, Inc. (the "Company"), entered into that certain Contribution and Unit Purchase Agreement by and among ABC, BigVine.com, Inc. ("BigVine"), and BigVine, LLC (the "Contribution Agreement"). Pursuant to the terms of the Contribution Agreement, ABC and BigVine will transfer their respective assets to BigVine, LLC (the "Operating Company") in exchange for limited liability company interests (the "Units") in the Operating Company. The obligation of ABC and BigVine to effect the transactions contemplated by the Contribution Agreement are subject to the receipt of regulatory approvals and the satisfaction of certain other closing conditions on or prior to the closing date. The Company and certain other existing shareholders of BigVine will also purchase a new series of preferred stock of BigVine on the closing date.

     A copy of the press release issued by the Company on October 17, 2000 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits.

         99.1  Press Release issued by the Company dated October 17, 2000



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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NBC Internet, Inc.



Date:  October 23, 2000              By:   /s/ Anthony Altig
                                           -------------------------------------
                                           Name: Anthony Altig
                                           Title:   Chief Financial Officer